UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On November 20, 2017, Standard Motor Products, Inc. issued a press release announcing that its Board of Directors has authorized the purchase of up to $10 million of its common stock under a stock repurchase program. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant. A copy of such press release is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits.

99.1	Press release dated November 20, 2017 announcing authorization to purchase common stock under a new stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance and
Chief Financial Officer

Date: November 21, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 20, 2017 announcing authorization to purchase common stock under a new stock repurchase program.